Exhibit 11


                                MOBILE MINI, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                  Year Ended December 31,
                                                                                  -----------------------
                                                                                     1996         1995
                                                                                  -----------   ----------
       PRIMARY:
       Common shares outstanding, beginning of year                                 4,835,000    4,835,000
       Effect of weighting shares:
         Employee stock options                                                          --          5,309
         Effect of warrants exercised                                                    --           --
         Effect of conversion of Series A Convertible Preferred Stock               1,902,592         --
         Assumed conversion of Series A Convertible Preferred
          Stock                                                                          --        169,817
                                                                                  -----------   ----------
       Weighted average number of common shares and common share equivalents
       outstanding                                                                  6,737,592    5,010,126
                                                                                  ===========   ==========
       Net income available for common stock                                      $    70,222   $  776,795
                                                                                  ===========   ==========
       Earnings per common and common share equivalent                            $      0.01   $     0.16
                                                                                  ===========   ==========

       FULLY DILUTED:
       Common shares outstanding, beginning of year                                 4,835,000    4,835,000
       Effect of weighting shares:
         Employee stock options                                                          --          5,309
         Effect of warrants exercised                                                    --           --
         Effect of conversion of Series A Convertible Preferred Stock
                                                                                    1,902,592         --
         Assumed conversion of Series A Convertible Preferred Stock                      --        169,817
                                                                                  -----------   ----------

       Weighted average number of common shares and common share equivalents
       outstanding                                                                  6,737,592    5,010,126
                                                                                  ===========   ==========
       Net income available for common stock                                      $    70,222   $  776,795
                                                                                  ===========   ==========
       Earnings per common and common equivalent share                            $      0.01   $     0.16
                                                                                  ===========   ==========

                                      -50-